UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ]  Confidential, For Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to ss. 240.14a-12

                               INFOCROSSING, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.
         (1) Title of each class of securities to which transaction applies:
         -------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
         -------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
         -------------------------------------------------
         (5) Total fee paid:
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         [ ] Fee paid previously with preliminary materials:
         -------------------------------------------------
         [ ] Check box if any part of the fee is offset by Exchange Act Rule
              0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount previously paid:
         -------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
         -------------------------------------------------
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         -------------------------------------------------
         (4) Date Filed:
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

                               INFOCROSSING, INC.
                            2 Christie Heights Street
                                Leonia, NJ 07605
                                 (201) 840-4700

                    NOTICE of ANNUAL MEETING of STOCKHOLDERS

                                  June 15, 2006

                           --------------------------

The Annual Meeting of Stockholders will be held at 9:00 A.M. on Thursday, June 15, 2006, at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, for the following purposes:

     1.   To elect two Directors of the Company for a three-year term;

     2. To approve a proposal to increase the number of authorized shares of common stock reserved for issuance under the Company's 2005 Stock Plan to 2,000,000 from 1,000,000.

     3. To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 28, 2006 will be entitled to vote at the Annual Meeting.


             You are cordially invited to attend the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                                             By order of the Board of Directors,



                                             /s/ NICHOLAS J. LETIZIA

                                             Nicholas J. Letizia
                                             Secretary




May 11, 2006

                               INFOCROSSING, INC.
                            2 Christie Heights Street
                            Leonia, New Jersey 07605
                                 (201) 840-4700
                          ----------------------------

                                 PROXY STATEMENT
       For the Annual Meeting of Stockholders to be held on June 15, 2006
                        --------------------------------

                               GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Infocrossing, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 A.M. on Thursday, June 15, 2006 (the "Meeting Date"), at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605.

The authority granted by an executed Proxy may be revoked at any time before the proxies are voted (a) filing a written revocation with the Secretary of the Company, (b) submitting a new, duly-executed Proxy bearing a later date, or (c) voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies.

If no specifications are made in otherwise properly executed Proxies, they will be voted FOR the election of the Directors nominated by the Board and FOR the amendment of the Company's 2005 Stock Plan (the "2005 Plan").

Only stockholders of record at the close of business on April 28, 2006 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 21,263,811 shares of common stock, $0.01 par value, each entitled to one vote. The common stock is the Company's only class of voting stock currently outstanding. A majority of the outstanding voting stock, represented at the Meeting either in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of the solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, internet, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is May 11, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of April 28, 2006 by (a) the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary exceeded $100,000 in the most recent year (the "Named Executives"), (b) all current Directors of the Company, (c) all current Directors and executive officers as a group, and (d) any other person known by the Company to be the beneficial owner of more than 5% of its common stock. Beneficial ownership includes shares that the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

                                    Beneficial Ownership of the Company's Common Stock
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Number of Shares            Percentage
Name and Address of Beneficial Owner                                             Beneficially Owned            of Class
-------------------------------------------------------------------------     -------------------------    -----------------
The Named Executives:
-------------------------------------------------------------------------     ------ ------------------    -----------------
Zach Lonstein                                                                  (1)           2,725,296          12.0%
-------------------------------------------------------------------------     ------ ------------------    -----------------
Robert B. Wallach                                                              (2)             782,075           3.6%
-------------------------------------------------------------------------     ------ ------------------    -----------------
Nicholas J. Letizia                                                            (3)              78,228            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
William J. McHale                                                              (4)              48,923            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Michael Luebke                                                                 (5)              33,333            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Current Directors:
-------------------------------------------------------------------------     ------ ------------------    -----------------
Peter J. DaPuzzo                    18 Pilot Rock Lane                         (6)              87,488            *
                                    Riverside, CT  06878
-------------------------------------------------------------------------     ------ ------------------    -----------------
Jeremiah M. Healy                   24 Crescent Road                           (7)              45,738            *
                                    Riverside, CT  06878
-------------------------------------------------------------------------     ------ ------------------    -----------------
Kathleen A. Perone                  40 Ocean Avenue                            (8)              70,988            *
                                    Monmouth Beach, NJ  07750
-------------------------------------------------------------------------     ------ ------------------    -----------------
Howard Waltman                      610 5th Avenue                             (9)             116,988            *
                                    New York, NY  10017
-------------------------------------------------------------------------     ------ ------------------    -----------------
All current Directors and executive officers as a group (13 persons)          (10)           4,200,727          17.5%
-------------------------------------------------------------------------     ------ ------------------    -----------------

Continued on next page.
* Less than 1% of Class

                              Beneficial Ownership of the Company's Common Stock (Continued)
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Number of Shares            Percentage
Name and Address of Beneficial Owner                                             Beneficially Owned            of Class
--------------------------------------------------------------------------    -------------------------    -----------------
Other 5% Owners:
--------------------------------------------------------------------------    -------------------------    -----------------
Janus Capital Management LLC        151 Detroit Street                         (11)          2,315,235          10.9%
         ("Janus")                  Denver, CO  80206
--------------------------------------------------------------------------    ------ ------------------    -----------------
Jack Silver                         920 Fifth Avenue - #3B                     (12)          2,140,264          10.1%
                                    New York, NY  10021
--------------------------------------------------------------------------    ------ ------------------    -----------------
Federated Investors, Inc.           Federated Investors Tower                  (13)          2,096,426           9.7%
         ("Federated")              Pittsburgh, PA  15222
--------------------------------------------------------------------------    ------ ------------------    -----------------
Potomac Capital Management          825 Third Avenue - 33rd Floor              (14)          1,644,327           7.7%
                                    New York, NY  10022
--------------------------------------------------------------------------    ------ ------------------    -----------------
Epoch Investment Partners           640 Fifth Avenue - 18th Floor                            1,420,480           6.7%
                                    New York, NY  10019
--------------------------------------------------------------------------    ------ ------------------    -----------------
Manulife Financial Corporation      200 Bloor Street, East                                   1,313,007           6.2%
                                    Toronto, Ontario, Canada  M4W 1E5
--------------------------------------------------------------------------    ------ ------------------    -----------------
DCM  Partners, LLC                  909 Third Avenue - 30th Floor                            1,185,224           5.6%
                                    New York, NY  10022
--------------------------------------------------------------------------    ------ ------------------    -----------------
Camden Entities                     500 East Pratt Street - Ste. 1200
(defined below)                     Baltimore, MD  21202                       (15)          1,112,501           5.1%
--------------------------------------------------------------------------    ------ ------------------    -----------------

* Less than 1% of Class

     (1) Includes 1,410,300 shares of common stock issuable upon exercise of options held by Mr. Lonstein. Also includes 750,000 shares held by Mr. Lonstein that are subject to options held by the purchasers
          (including their successors and assigns) of certain preferred stock and warrants since reacquired and cancelled (see "Certain Relationships and Related Party Transactions" below).

     (2) Includes 660,150 shares of common stock issuable upon exercise of options held by Mr. Wallach.

     (3) Includes 78,228 shares of common stock issuable upon exercise of options held by Mr. Letizia.

     (4) Includes 48,923 shares of common stock issuable upon exercise of options held by Mr. McHale.

     (5) Includes 33,333 shares of common stock issuable upon exercise of options held by Mr. Luebke.

     (6) Includes 87,488 shares of common stock issuable upon exercise of non-qualified options held by Mr. DaPuzzo.

     (7) Includes 45,738 shares of common stock issuable upon exercise of non-qualified options held by Mr. Healy

     (8) Includes 69,988 shares of common stock issuable upon exercise of non-qualified options held by Ms. Perone.

     (9) Includes 116,988 shares of common stock issuable upon exercise of non-qualified options held by Mr. Waltman.

     (10) Includes 2,762,806 shares of common stock issuable upon exercise of options collectively held by the thirteen Directors and executive officers of the Company.

     (11) Excludes 521,660 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Janus in one or more funds. Exercise of these warrants is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by Janus and its affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

     (12) Excludes 139,288 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Mr. Silver and certain affiliates. Exercise of these warrants is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by Mr. Silver and his affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

     (13) Includes 445,293 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Federated in one or more funds. Exercise of these warrants is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by Federated and its affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

     (14) Includes securities held by Potomac Capital Management and Pleiades Investment Partners-R, L.P. Includes 75,700 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003. Exercise of these warrants is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by Potomac and its affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

     (15) Includes 584,375 shares of common stock issuable upon exercise of warrants received in connection with a Securities Purchase Agreement (See "Certain Relationships and Related Party Transactions", below). Includes securities held by Camden Partners Strategic Fund II-A, L.P.; Camden Partners Strategic Fund II-B, L.P.; the Cahill, Warnock Strategic Partners Fund, L.P.; and Strategic Associates, L.P., (the "Camden Entities"). Each fund has shared voting and dispositive power over the total shares owned by the Camden Entities. Each of the Camden Entities disclaims beneficial ownership over any shares not held of record by it.


                       PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of six Directors divided into three classes.

The persons named in the table below are the Class A Directors nominated by the Board of Directors for election at the Meeting, each to serve a three-year term or until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise indicated, the persons named in the Proxy intend to vote their shares for the election of these nominees. If any nominee becomes unable to serve prior to the Meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose, but will be treated as shares present for the purpose of determining whether a quorum is present.

                                                                  Director
Name                       Positions with the Company    Age       Since
-----------------------    --------------------------   -----    ----------

Peter J. DaPuzzo           Director                       65        2001

Howard L. Waltman          Director                       73        2004

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE TWO NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

The name, principal occupation with the Company, and certain information concerning each of the Directors and executive officers of the Company as of April 28, 2006 are set forth in the table below. Also set forth following the table is certain additional information regarding each individual's business experience.

                                                                                       Director         Term
Name                           Positions with the Company                    Age         Since         Expires
---------------------------    -----------------------------------------    -------    -----------    -----------
Zach Lonstein                  Chief Executive Officer & Chairman             62          1984           2008
                                  of the Board of Directors

                               President, Chief Operating Officer &
Robert B. Wallach                 Vice Chairman of the Board of
                                  Directors                                   67          2001           2008

Lee C. Fields                  Executive Vice President, Marketing            47           -              -
                                  and Business Development

Richard C. Giordanella         President of Enterprise                        57           -              -
                                  Application Services

Michael D. Jones               President of Infrastructure                    48           -              -
                                  Technology Outsourcing

Nicholas J. Letizia            Senior Vice President, General                 54           -              -
                                  Counsel, & Secretary

Michael Luebke                 President - Infocrossing Healthcare            54           -              -
                                  Services, Inc.

William J. McHale              Chief Financial Officer, Senior Vice           51           -              -
                                  President - Finance, & Treasurer

Michael Wilczak                Senior Vice President -                        35           -              -
                                  Corporate Development

Peter J. DaPuzzo               Director                                       65          2001           2006

Jeremiah M. Healy              Director                                       63          2004           2008

Kathleen A. Perone             Director                                       52          2000           2007

Howard L. Waltman              Director                                       73          2004           2006

Zach Lonstein has been the Company's Chairman of the Board of Directors since he organized the Company in 1984, Chief Executive Officer from 1984 through June 2000 and from November 2001 to the present, and President from 1984 to May 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics. The Company purchased the Commercial On-Line division of Informatics in 1984.

Robert B. Wallach joined the Company in June 1995, and was appointed Vice Chairman on April 2, 2004. Mr. Wallach has also served as President of the Company from May 1996 until June 2000, from November 2001 until April 2, 2004 and from November 2004 to the present; Chief Operating Officer from April 2001 until April 2, 2004 and from November 2004 to the present; and a Director of the Company from 1992 until May 2000 and from August 2001 to the present. From June 2000 through April 2001, he was President of the Company's Managed Services Division. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services, Informatics, and the Financial Information Services Group/Strategic Information division of Ziff Communications.

Lee C. Fields, EVP for Marketing and Business Development, joined the Company in August, 2005, and brings a comprehensive background in sales, marketing, business development, consulting, training, and management. Since 2004, Mr. Fields had been Managing Director of North American Sales & Business Development for Mercer Management Consulting, a global leader in growth strategies and operational excellence consulting. At Mercer, he was responsible for supporting the firm in opening new client relationships, improving the go-to-market approach and sales effectiveness of practices and directors, and building overall broader business development capabilities with the firm. From 1997 until 2003, Mr. Fields was with AnswerThink, Inc., a provider of technology-based business transformation solutions, at which he served in various sales, business development, and consulting roles including Chief Sales Officer from 2000 until 2003. Before joining AnswerThink in 1997, Mr. Fields was Vice President for The Learning Alliance, a business consulting, sales training, and sales force automation company. A graduate of Rutgers University with a degree in economics, Mr. Fields began his career at IBM, where he had held various sales marketing, training, and management positions from 1980 until 1993.

Richard C. Giordanella joined the Company in December 2005, and in January 2006 he became President, Enterprise Application Services, as a result of the acquisition of certain assets and the business of Soft Link Solutions, Inc., where he had been Chief Executive Officer for the past two years. Mr. Giordanella has more than twenty years executive experience in software services. He led two private companies, Ross Systems and Datalogix, through successful initial public offerings, in 1995 and 1991, respectively. He was Chief Executive Officer and Chairman of Datalogix from 1992 through 1996, when he led the successful sale of Datalogix to Oracle. He was President and a director of Ross systems from 1982 through 1992. Mr. Giordanella received an engineering degree from Rutgers University, and he was an officer in the United States Army Corps of Engineers.

Michael D. Jones was President and CEO of (i)Structure, LLC until the acquisition of (i)Structure by the Company on November 30, 2004, when Mr. Jones was appointed President of Infrastructure Technology Outsourcing. Mr. Jones became President and CEO of (i)Structure in December 2001. Prior to assuming the role as President and CEO (i)Structure, Mr. Jones served as Group Vice President and CIO of Level(3) Communications, where he started in May 1998. Mr. Jones also served as CIO at Corporate Express from May 1994 until May 1998. Mr. Jones started his career by serving in many different technology roles at Accenture from May of 1979 until May of 1991 when he resigned his position as Associate Partner to take a position as Director of Billing Systems at Sprint.

Nicholas J. Letizia joined the Company as Chief Financial Officer and Secretary in November 1998. In April 2001, Mr. Letizia ceased being the Company's Chief Financial Officer and was named to the new position of Senior Vice President and General Counsel. From June 2002 through June 2003, he also held the position of Treasurer. Prior to joining the Company, he was Chief Financial Officer of InterEquity Capital Corporation, the general partner of a Small Business Investment Company. Before joining InterEquity in November 1997, he was Vice President of, and later a consultant to, Helmstar Group, Inc. from 1987 until November 1997. His employment experience also includes professional positions with Arthur Andersen & Co. and Donaldson, Lufkin & Jenrette. Mr. Letizia is a Certified Public Accountant (Inactive Status) and a member of the New Jersey Bar.

Michael Luebke was named President of Infocrossing Healthcare Services, Inc., formerly the healthcare segment of Verizon Information Technologies, Inc. ("VITI"), when the Company purchased the business as of October 1, 2004. Mr. Luebke formerly served as President of VITI through November 2003. Mr. Luebke enjoyed a thirty-year career with Verizon and GTE, holding positions such as AVP
- Information Technology, where he led the IT merger planning with Bell Atlantic, retooled GTE's system development capabilities, and helped GTE earn a CMM level 3 certification.

William J. McHale was named Senior Vice President, Finance of the Company in September 2002, Treasurer in June 2003, and Chief Financial Officer on January 7, 2005. Prior to joining the Company, from 1990 through 2001, Mr. McHale was Chief Financial Officer and Executive Vice President at Eden LLC, a regional importer and distributor. He assisted with that company's sale of its brand and licensing rights to Learning Curve International. Eden LLC filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on June 15, 2001. Prior to Eden, Mr. McHale held senior operations and finance positions with Amerada Hess Corporation and several private companies. Mr. McHale, a Certified Public Accountant, also spent six years with Arthur Andersen & Co.

Michael Wilczak joined the Company as Vice President of Corporate Development in March 2001, and was promoted to Senior Vice President of Corporate Development in 2002. Prior to joining the Company, Mr. Wilczak was Director of e-Infrastructure Outsourcing for Cabletron Systems and its spin-off, Global Network Technology Services. From October 1998 through October 1999, when he joined Cabletron, Mr. Wilczak was Marketing Development Manager for Qwest Communications, and from June 1993 until leaving to join Qwest, he held several positions with AT&T, the last being Client Business Manager.

Peter J. DaPuzzo was reelected to the Board of Directors on November 27, 2001. He had previously served on the Company's Board of Directors from July 1999 through May 2000. Prior to 2002, Mr. DaPuzzo was the Co-President and CEO of Cantor Fitzgerald and Company, the equity institutional sales and trading division of Cantor Fitzgerald LP. Mr. DaPuzzo was also a Senior Managing Director of Cantor Fitzgerald LP. Mr. DaPuzzo joined Cantor Fitzgerald in 1993 and retired January 1, 2005. Mr. DaPuzzo is immediate past Chairman of the National Organization of Investment Professionals, a professional group of institutional and broker dealer senior managers, a member the Presidential Advisory Committee to the President of Security Traders Association of New York, and a member and a past Chairman of the Securities Industry Association - Institutional Traders Committee. He is also a member of the Advisory Committee to the Board of Directors of the Shelter for the Homeless in Stamford, CT, and a member of the National Italian-American Business Council.

Howard L. Waltman was elected to the Board of Directors in April 2004. He had previously served on the Company's Board of Directors from 1997 to May 2000. Mr. Waltman is a director and, until 2000, was Chairman of Express Scripts, Inc. ("ESI"), a Company he formed in 1986 as a subsidiary of Sanus, of which he was also a founder and former Chairman. Sanus was acquired by New York Life Insurance Company in 1987. ESI, which provides mail order pharmacy services and pharmacy claims processing services, was spun out of Sanus and taken public in June 1992. Mr. Waltman also founded Bradford National Corp., which was sold to McDonnell Douglas Corporation. Mr. Waltman is also a director of the Emergent Group, Inc., (OTC - EMGP) a holding company whose subsidiaries provide surgical equipment on a fee-for-service basis to hospitals and other health care providers.

Jeremiah M. Healy was elected to the Board of Directors in November 2004. Mr. Healy is an independent consultant and formerly was vice president and Chief Financial Officer of Ge-Ray Fabrics, Inc. ("Ge-Ray"), a privately-held merchandising and manufacturing company supplying circular knitted fabrics to the fashion industry, from 1989 until April 2005. Before joining Ge-Ray, Mr. Healy was Chief Financial Officer & Vice President of Peabody International Corp., a NYSE listed company that merged with Pullman Corporation in 1986 and was acquired by a private merger and acquisition group in 1989. Mr. Healy is a Certified Public Accountant (CT). Ge-Ray and an affiliated company filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in April 2005.

Kathleen A. Perone was elected to the Board of Directors in September 2000. Ms. Perone is President of XLNT Technologies, Inc., a management consulting firm she founded in January 2006. Beginning in June 2002, she became President and Chief Executive Officer of Focal Communications, Inc., headquartered in Chicago, IL, a position she held until October 2004, when Focal was acquired by Corvis Corporation. During her term, she guided Focal through a reorganization under Chapter 11 of the U.S. Bankruptcy Code, emerging in July 2003. Beginning in April 2000, Ms. Perone was Managing Director of Acappella Ventures LLC, a Delaware limited liability corporation, which invested in early stage telecommunications and technology enterprises. From August 2001 to February 2002, she was Chairman and Chief Executive Officer of Lightrade, Inc., a private corporation that filed in March 2001 for bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code. From January 1998 through March 2000, Ms. Perone was employed by Denver-based Level(3) Communications, LLC as President - North American Operations. Prior to 1998, Ms. Perone held various positions with MFS Communications (now WorldCom), including President - Global Services Division and President - Telecom East. Ms. Perone was previously a member of the boards of directors of Focal Communications Corp and Tellium, Inc.

Michael B. Targoff was elected to the Board of Directors in May 2001. On January 20, 2006, Michael B. Targoff resigned as a director of the Company and also from all committees on which he was a member. Immediately prior to his resignation, Mr. Targoff was a member of the Executive Committee and the Options and Compensation Committee. Mr. Targoff had no disagreement with the Company on any matter relating to the Company's operations, policies or practices, including without limitation, with respect to any accounting matters. Mr. Targoff is the founder of Michael B. Targoff & Co., a company that seeks active or controlling investments in telecommunications and related industry early stage companies. In November 2005, Mr. Targoff was named Non-Executive Vice Chairman of the Board of Directors of Loral Space & Communications Inc. (Nasdaq: LORL).


MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors currently has six members: Ms. Perone and Messrs. Lonstein, Wallach, DaPuzzo, Waltman, and Healy. The Board of Directors has determined that the following members of the Board are independent Directors, as such term is defined in Nasdaq Rule 4200(a)(15): Ms. Perone and Messrs. DaPuzzo, Waltman, and Healy. The independent Directors meet from time to time in executive session without the other members of the Board.

The Board of Directors held sixteen meetings during 2005 and took two actions by unanimous written consent. During 2005 (or for such shorter period during which they served) all Directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

The Company encourages all Board Members to attend its Annual Meeting of Stockholders. At the Annual Meeting held on June 13, 2005, all but Mr. Waltman of the Directors was in attendance.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has standing committees as follows: Audit Committee; Options and Compensation Committee; Executive Committee; and Nominating Committee.
The Board of Directors appoints the members and chairperson of each committee.

AUDIT COMMITTEE

During 2005, the Audit Committee consisted of Ms. Perone and Messrs. Healy (chairman) and DaPuzzo. The Audit Committee held six meetings in 2005, and took four actions by unanimous written consent. Each of the members of the Audit Committee meets the requirements for being members as prescribed by the listing standards of the Nasdaq Stock Market including the independence standards of the Nasdaq Stock Market and applicable SEC rules. Mr. Healy is the Audit Committee's financial expert, as that term is defined in Regulation S-K 401(h)(2).

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter, as amended, is included as Appendix A.

The Audit Committee has the ultimate authority and responsibility to appoint, establish the compensation for, evaluate and, where appropriate, replace the independent auditors of the Company's financial statements, and the independent auditors report directly to the Audit Committee. The Company requires that all services provided by the independent auditors be pre-approved by the Audit Committee. The Audit Committee meets periodically with management and the Company's independent auditors to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to members of the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The report of the Audit Committee appears beginning on page 20.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, the Options and Compensation Committee consisted of Ms. Perone (chairperson) and Messrs. Targoff and Waltman. Mr. DaPuzzo joined the Options and Compensation Committee following Mr. Targoff's resignation from the Board of Directors in January 2006. No compensation committee interlocks exist with respect to the Option and Compensation Committee, nor do any present or past officers of the Company serve on the Options and Compensation Committee. The Options and Compensation Committee is governed by a written charter approved by the Board of Directors.

OPTIONS AND COMPENSATION COMMITTEE

The Options and Compensation Committee of the Board of Directors of the Company is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of the Company; and reviewing compensation policies and practices for all other officers of the Company. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. The Board of Directors may also delegate the authority to the Options and Compensation Committee to negotiate contracts with certain employees. The Options and Compensation Committee met four times during 2005, including two meetings in joint session with the entire Board of Directors, and took five actions by unanimous written consent. The Report on Executive Compensation issued by the Options and Compensation Committee appears beginning on page 14.

EXECUTIVE COMMITTEE

The Executive Committee of the Board of Directors may act with the authority of the Board except that it may not (i) submit any matter to a vote of the stockholders, (ii) fill any Board vacancies, (iii) set any compensation for Board members, and (iv) amend or repeal the By-Laws or any Board resolution which by its terms may not be so amended or repealed. The Executive Committee consists of Messrs. Lonstein, Targoff, and Waltman. Mr. Targoff had served as Chairman until his resignation from the Board of Directors in January 2006. Ms. Perone joined the Executive Committee and Mr. Lonstein assumed the role of Chairman following the resignation of Mr. Targoff. Mr. Lonstein is a management Director and Ms. Perone and Messrs. Targoff and Waltman are non-employee Directors. The Executive Committee did not meet during 2005.

NOMINATING COMMITTEE

The Nominating Committee of the Board of Directors was formed in June 2004, and consists of the non-employee Directors Ms. Perone and Messrs. DaPuzzo (chairman) and Waltman. The Nominating Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix B. The Nominating Committee took one action by unanimous written consent during 2005.

The Company values the input of all Directors, whether non-employee or not, in the nominating process. The entire Board of Directors participates in the evaluation and recommendation of candidates for election as Directors, the size and composition of the Board of Directors, and the implementation of the Company's corporate governance policies. Director nominees must be approved by a majority of the independent Directors (as independence is defined in the Nasdaq rules) as well as a majority of the full Board of Directors. In evaluating candidates to serve as Directors, the Nominating Committee and the Board of Directors considers professional ethics and values, relevant managerial experience, and commitment to enhancing shareholder value.

The Board of Directors regularly assesses the size of the Board, whether any vacancies are anticipated, and the need for particular expertise. Candidates may come to the attention of the Nominating Committee or the Board of Directors from current Board members, shareholders, or other persons.

During the term of their respective employment agreements, the Company shall nominate each of Messrs. Lonstein and Wallach to serve as a member of the Board of Directors whenever his seat is subject to reelection; provided, however, that either executive, in his sole discretion, may elect not to be a Director. See "Employment Agreements" below.

The Nominating Committee will consider shareholder recommendations of candidates when the recommendations are submitted in a proper manner. Any shareholder recommendations should include the candidate's name and qualifications to serve as a Director. Submissions should be addressed to the Nominating Committee, c/o the Corporate Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605. For potential nominees to be considered at the 2007 annual meeting of stockholders, the Corporate Secretary must receive the information no later than January 2, 2007. The notice must include the candidate's age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities laws. The notice must also include the nominating shareholder's name, address, and the number of shares beneficially owned, as well as the period such shares have been held by, the nominating shareholder. The current nominees, Messrs. DaPuzzo and Waltman, have been members of the Board of Directors since 2001 and 2004, respectively, and have been unanimously approved by the Nominating Committee and the Board of Directors to stand for reelection as Director.

COMMUNICATIONS FROM SECURITY HOLDERS

Shareholders may communicate with the Board of Directors, including the non-employee Directors, by sending a letter to Infocrossing, Inc. - Board of Directors, c/o Corporate Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605. The Corporate Secretary has the authority to disregard or take other appropriate action with respect to any inappropriate communications. The Corporate Secretary will submit appropriate communications to the Chairman of the Board of Directors or to the specific Director(s) to whom the correspondence is directed.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Summary Compensation Table below includes, for each of the years ended December 31, 2005, 2004, and 2003, individual compensation for services to the Company and its subsidiaries as paid to the Named Executives.

                                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------
                                        Annual Compensation            Long Term Compensation
                                 ------------------------------------ -------------------------
                                                                               Awards
                                                                      -------------------------
                                                            Other     Restricted    Securities
Name and Principal                                          Annual      Stock       Underlying    All Other
Position at                       Salary                 Compensation   Awards     Options/SARS  Compensation
December 2005             Year    ($)(a)     Bonus ($)       ($)          (#)          (#)           ($)
------------------------- ------ ---------- ----------- ------------- ---------- -------------- -------------
Zach Lonstein             2005     455,815  309,500(b)       -            -           750,000    196,854 (c)
Chief Executive Officer   2004     420,500      -            -            -           500,000        -
& Chairman                2003     409,131      -            -            -            10,000        -
------------------------- ------ ---------- ----------- ------------- ---------- -------------- -------------
Robert Wallach            2005     455,815  309,500(b)       -            -               100    192,722 (c)
Vice Chairman,            2004     420,500      -            -            -           350,000    780,763 (d)
President & COO           2003     409,131      -            -            -            10,000        -
------------------------- ------ ---------- ----------- ------------- ---------- -------------- -------------
Nicholas J. Letizia       2005     218,193   50,000(b)       -            -            -             -
SVP, General Counsel      2004     196,796      -            -            -            65,000     93,910 (d)
& Secretary               2003     183,635      -            -            -            15,050        -
------------------------- ------ ---------- ----------- ------------- ---------- -------------- -------------
William J. McHale         2005     210,000   50,000(b)       -            -            -             -
SVP-Finance, CFO          2004     168,347      -            -            -            50,000     76,985 (d)
& Treasurer               2003     158,333      -            -            -             7,500        -
------------------------- ------ ---------- ----------- ------------- ---------- -------------- -------------
Michael Luebke            2005     250,000      -            -            -            -             -
President - Infocrossing  2004      67,308      -            -            -            50,000        -
Healthcare Services,      2003       -          -            -            -            -             -
Inc.
------------------------- ------ ---------- ----------- ------------- ---------- -------------- -------------

     (a) Messrs. Lonstein, Wallach, Letizia, and McHale each voluntarily reduced their salaries by 5% for the fourth quarter of 2003.

     (b)  Bonuses earned in 2005 that have been paid in February 2006.

     (c)  Cost of an executive pension plan (See "Employment Agreements" below)

     (d)  Gain on the sale of shares received from options exercised.

The Named Executives may participate in certain group life, health, and other non-cash benefit plans, which are generally available to all Company employees. The Company also maintains a 401(k) Savings Plan (the "Plan") covering all eligible employees who have attained the age of 21 years and worked at least 1,000 hours in a one-year period. The Company may make matching contributions at the discretion of the Board of Directors. For the twelve-month periods ended December 31, 2005, 2004, and 2003, the Company did not make any matching contributions.

OPTION GRANT TABLE

The following table gives information concerning grants of options made to the Named Executives during 2005:

                                  OPTION GRANTS DURING THE LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------
                                                                                    Potential Realizable Value
                                                                                    at Assumed Annual Rates of
                                                                                     Stock Price Appreciation
                                Individual Grants                                         for Option Term
----------------------------------------------------------------------------------- ----------------------------
                       Number of     Percent of
                      Securities    Total Options
                      Underlying     Granted to
                        Options     Employees In       Exercise       Expiration
                      Granted (#)    Fiscal Year     Price ($/Sh)        Date         5% ($)        10% ($)
--------------------- ------------ ---------------- --------------- --------------- ------------ ---------------
Zach Lonstein         750,000 (a)       61.5%             $25.000      5/11/08      $11,791,774     $29,882,671
Robert Wallach            100 (b)       < 1%               $8.210      12/14/15            $516          $1,308

     (a) These options are non-qualified and became exercisable on the grant date. See "Certain Relationships and Related Party Transactions" below.
     (b)  These options became exercisable on the grant date.

The Company did not award any stock appreciation rights or reprice any stock options during the twelve months ended December 31, 2005.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table contains information concerning the stock options held by the Named Executives during the year ended December 31, 2005. No stock appreciation rights have been granted by the Company.

                                Aggregated Option Exercises During The Twelve Months Ended
                                       December 31, 2005 And Year-End Option Values
---------------------------------------------------------------------------------------------------------------------------
                             Securities Received from           Number of Securities             Value of Unexercised
                            Exercise of Options during         Underlying Unexercised          In-the-Money Options at
                             the Twelve Months ended          Options at December 31,             December 31, 2005
                                December 31, 2005                     2005 (#)                         ($) (1)
                          -------------------------------    ---------------------------    -------------------------------
Name                      Number of         Net Value        Exercisable        Un-          Exercisable           Un-
                            Shares        Received ($)                      Exercisable                        Exercisable
----------------------    -----------    ----------------    -----------    ------------    -------------    --------------
Zach Lonstein                -                   -            1,410,023             277          $17,318              $475
Robert Wallach               -                   -              659,873             277          $82,808              $475
Nicholas J. Letizia          -                   -               64,890          44,160           $2,422             -
William J. McHale            -                   -               39,338          34,162           $9,920             -
Michael Luebke               -                   -               33,333          16,667            -                 -

(1) The amounts shown represent the aggregate excess of the market value of shares of common stock underlying in-the-money options at December 31, 2005 over the exercise price of those options.

COMPENSATION OF DIRECTORS

For 2005, members of the Board of Directors who are not full-time employees of the Company were granted non-qualified options to purchase 1,250 shares of the Company's common stock for each meeting at which a majority of the Directors are present in person. In addition, members of the committees each received an annual grant of a non-qualified option to purchase between 1,250 and 2,500 shares of the Company's common stock, and the chairperson of each committee received an additional grant equal to that given to that committee's members. Employees of the Company who are also Directors do not receive compensation for their service as Directors. During 2005, non-employee Directors received non-qualified options to purchase an aggregate of 35,000 shares of common stock. The options were granted pursuant to the Company's 2002 Stock Option and Stock Appreciation Rights Plan at the fair market value on the date of the grant and will expire ten years after the date of grant. On February 8, 2006, in recognition of services in connection with fourteen telephonic meetings held during 2005, the Board of Directors approved non-qualified options to purchase 7,500 shares for Ms. Perone and Messrs. DaPuzzo, Healy, and Waltman: the four non-employee Directors on the Board of Directors as of the meeting date.

Upon their initial election to the Board of Directors, new members have been granted a non-qualified option to purchase 25,000 shares of the Company's common stock.

In February 2006, the Options and Compensation Committee, with the assistance of an independent compensation consulting firm, developed a new compensation program for the non-employee directors consisting of a quarterly retainer of $15,000 in cash and non-qualified options with a Black-Scholes value of $7,500, plus annual payments of between $2,500 and $5,000 in cash for service as a member or chairperson of any standing committee of the Board of Directors. Non-employee Directors who chair a Committee will also receive annual grants of non-qualified options to purchase between 1,500 shares and 2,500 shares of common stock. The non-qualified options for non-employee Directors are granted pursuant to the Company's 2005 Stock Plan at the fair market value on the date of the grant and expire in ten years.

EMPLOYMENT AGREEMENTS

Effective January 1, 2005, the Company entered into employment agreements with Mr. Lonstein, the Company's Chairman and Chief Executive Officer; and Mr. Wallach, the Company's Vice Chairman, President and Chief Operating Officer, replacing prior agreements originally signed as of November 1, 1999. The employment agreements each provide for, among other items: an initial annual base salary of $455,815; increases at the greater of the Cost of Living Index or as determined by the Compensation Committee of the Board of Directors; bonuses at the discretion of, and related to the satisfaction of goals to be determined by, the Board of Directors or the Compensation Committee; Company-paid medical, life and other group benefits; and the use of a current model auto and membership in a health club of the executive's choosing. Effective as of January 1, 2006, the annual base salary of each of Messrs. Lonstein and Wallach was increased to $474,047.

During the term of their respective employment agreements, the Company shall nominate each of Messrs. Lonstein and Wallach to serve as a member of the Board of Directors whenever his seat is subject to reelection; provided, however, that either executive, in his sole discretion, may elect not to be a Director. If either executive elects not to serve on the Board of Directors, such election shall have no effect on his employment agreement except with respect to his title of Chairman or Vice Chairman, as the case may be.

Mr. Lonstein's employment agreement provides for full-time employment for five years, three years part-time employment at 75% of the base salary then in effect, and two years of reduced part-time employment at 50% of the base salary then in effect. Mr. Wallach's employment agreement provides for full-time employment for two years, three years part-time employment at 75% of the base salary then in effect, and two years of reduced part-time employment at 50% of the base salary then in effect. During part-time periods, if they elect to remain on the Board of Directors, they will remain as Chairman and Vice Chairman.

The employment agreements provide for lifetime pension benefits of $180,000 annually for Mr. Lonstein and $120,000 annually for Mr. Wallach, which will be paid beginning with the commencement of each executive's reduced part-time employment period. The Company will also continue to provide medical, life and disability benefits for life to the executives and their spouses. The Company will pay for a $2 million life insurance policy for Mr. Lonstein, and a $500,000 policy for Mr. Wallach. Each executive shall designate their beneficiaries.

The pension benefits payable to each of Mr. Lonstein and Mr. Wallach are not payable pursuant to a funded qualified pension plan. The Company did not make any contributions for 2005, and does not expect to contribute to this plan in 2006. The amount accrued for this benefit in 2005 was $368,706. The Company expects to have no payment obligation for the years 2006 through 2009, and expects to pay $1,080,000 for the years 2010 through 2014.

The Company may elect to defer compensation with respect to each of Messrs. Lonstein and Wallach in excess of amounts deductible for Federal income tax purposes (currently $1,000,000), to the earlier of (1) a tax year where the compensation will be deductible, (b) the first anniversary of the termination of employment of the executive, or (c) the date on which the executive must pay Federal income tax on the amount.

In the event that there is a Change in Control, as defined in their employment agreements, Mr. Lonstein and Mr. Wallach each shall be entitled to terminate his employment for any reason within ninety days of the Change in Control. If either elects to terminate his employment he shall receive, in addition to all compensation and benefits accrued through the date of termination: a lump sum amount equal to the salary which would otherwise be paid through the end of the term of the employment agreement and the bonus for the year of termination (calculated as if he had remained an employee through the end of that year). In addition, (a) the terminating executive's retirement date will be accelerated to the earlier of the retirement date specified in his employment agreement, the date that is six months following the termination date, or the date of an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code, and he will receive the retirement benefit called for in his agreement without adjustment on account of accelerated commencement; (b) any unvested stock options or shares of restricted stock he holds shall become immediately vested and exercisable and all options shall continue to be exercisable for the remainder of their original term; (c) the Company will pay the premiums on a life insurance policy for the remainder of his life and will provide other insurance benefits to the executive and his wife; and (d) the requirement to nominate them to serve on the Board of Directors shall cease.

Mr. Lonstein's employment agreement provides that no stock option awards will be granted through December 31, 2006, except at the sole discretion of the Board of Directors, or a duly authorized committee of the Board of Directors. The Mr. Wallach's agreement provides that no stock option awards will be granted through December 31, 2006.

On January 21, 2005, Mr. Lonstein was awarded a fully vested, nonqualified option to acquire 750,000 shares of the Company's common stock at $25.00 per share. (See "Certain Relationships and Related Party Transactions" below).

Effective October 1, 2004, Infocrossing Healthcare Services, Inc ("IHS"), a wholly-owned subsidiary of the Company, entered into an employee agreement with Michael Luebke, who, during his term, shall serve as the President of IHS and report directly to the Board of Directors.

Mr. Luebke's employment agreement provides for an annual base salary of $250,000, reviewed no less than annually. His salary level achieved at any point shall be referred to as the "base salary." Also provided is the eligibility to earn a performance bonus with a target amount of $100,000, but payable in accordance with performance goals set forth by and at the discretion of the Compensation Committee of the Board of Directors of the Company. This bonus is to be paid no later than ninety (90) days following the end of the fiscal year.

Mr. Luebke was granted an option to acquire 50,000 shares of common stock of the Company, par value $.01 per share in 2004. The options will vest in equal amounts on October 1, 2004, 2005, and 2006. The options were granted pursuant to the terms and conditions of the Company's 2002 Stock Option and Stock Appreciation Rights Plan.

In the event that Mr. Luebke is terminated by the Company or resigns with good reason, as that term is defined in the employment agreement, he will be entitled under certain circumstances to severance equal to one year's base salary, paid monthly, unless during that twelve month period, he becomes employed or retained as a consultant by another company, in which event, he will receive 50% of the severance until the end of the twelve month period.

Mr. Luebke's employment agreement also provides that the Company will pay the difference between his former employer's retirement health plan and the Company's health plan up to an amount equal to the Company's health plan. Additionally, the Company is required to purchase a disability insurance policy on his behalf and for his benefit under which he shall be eligible to receive annual payments in an amount equal to no less than 60% of the annual base salary in effect at the time he is determined to have become disabled.

REPORT ON EXECUTIVE COMPENSATION

The Options and Compensation Committee of the Board of Directors administers the compensation of the executive officers of the Company. The following report is submitted by the Committee regarding compensation for the Company's executive officers during 2005.

The Company's compensation policies are designed to attract, motivate, and retain superior talent to enable the Company to achieve its business objectives and to align the financial interest of the executive officers with the stockholders of the Company. The Company's overall compensation philosophy is to reinforce strategic objectives through the use of incentive compensation programs; align executive compensation structures with shareholder objectives to ensure a mutuality of interest in strategic decisions; and encourage significant ownership of stock in the Company to strengthen the mutuality of interest between executive officers and shareholders.

The compensation of executive officers consists of base compensation, participation in benefit plans generally available to employees, and in some instances, bonuses and/or options. In setting compensation, the Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies while relying on stock options and bonuses to provide significant performance incentives. The Committee periodically examines market compensation levels and trends for comparable positions in the Company's industry as well as for such positions in public companies having similar sales and market capitalization. The Committee has engaged consultants on occasion to assist the Committee in assessing relevant compensation trends and practices.

Historically, the Company has compensated executive officers with bonuses. No bonuses were awarded to executive officers for 2003 and 2004, but based on operating performance and substantial growth, bonuses were awarded to executive officers for 2005.

With respect to determining bonuses, the Committee considers relevant compensation trends and practices, as noted above; the Company's performance during the relevant period; the executive officer's contribution to such performance; the Company's financial and liquidity position; the terms of any applicable employment agreements; and in the case of executive officers other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The executive officers, as well as other key employees, may receive discretionary bonuses based on a subjective evaluation of the performance of the Company and their contributions to the Company. As described below, certain employment agreements provide for bonuses to be earned upon the achievement of criteria established by the Committee.

The base compensation of Messrs. Lonstein, Wallach, and Luebke were established under the terms of the applicable employment agreements. Employment agreements with Messrs. Lonstein and Wallach provide that the Committee may adjust any bonus if the Committee in good faith deems it necessary in view of the Company's overall financial condition. In the case of Mr. Luebke, the overall financial condition of a subsidiary of the Company is the applicable standard. Messrs. Letizia and McHale do not have employment agreements. The agreements with Messrs. Lonstein and Wallach each provide for a target bonus equal to 100% of base salary. In addition, in the case of Messrs. Lonstein and Wallach, the Company may defer any bonus payment of that portion, if any, of the bonus which is not deductible by the Company because of Internal Revenue Code of 1986, as amended (the "Code").

In awarding bonuses, the Committee considered overall corporate performance and performance of the specific areas of the Company under such officer's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by the Company's executive officers. The Committee believes annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

Mr. Lonstein was awarded a bonus of $309,500 for 2005 of which $50,000 had to be used to repay a portion of the loan due from Mr. Lonstein (see "Certain Relationships and Related Party Transactions" for a description of this loan). In determining the amount of the bonus, the quantitative factors considered by the Committee included that revenues reached a record $148,006,000 for 2005 compared with $104,949,000 for 2004; earnings before interest, taxes, depreciation and amortization (EBITDA) was $22,085,000, the highest in the Company's history; cash from operations for 2005 was $21,944,000 compared with $6,316,000 for 2004; and free cash flow for 2005 was 6,682,000 compared with free cash flow of $4,493,000 for 2004. A reconciliation of EBITDA to net income and a reconciliation of free cash flow to cash from operations as well as descriptions of the reason for using these measures are explained below. Qualitative factors included the acquisition of (i)Structure, LLC and the success achieved during 2005 in connection with the consolidation of acquisitions completed in 2004. As a result of the foregoing, the Committee believes that the Company's service capabilities, position in the selective outsourcing market, and prospects for growth have been enhanced significantly.

Periodically, the Committee awards executive officers and certain other employees stock options under the Company's stock option plan in effect at the time of award. In determining the number of shares underlying options to be granted to each executive officer, the Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers other than the Chief Executive Officer and makes a subjective determination regarding those recommendations. Total shares underlying the options granted during 2005 to the Named Executive Officers were 750,100 of which 100 were awarded to Mr. Wallach (as part of the Committee's practice of rewarding employees who celebrated certain anniversaries of employment with the Company) and the balance were awarded to Mr. Lonstein.

In January 2005, the Committee awarded an option to Mr. Lonstein to purchase 750,000 shares $25.00 per share. The average of the high and low prices for one share of the Company's common stock on the date of the grant was $16.995. The award was made pursuant to the Company's 2002 Stock Option and Stock Appreciation Rights Plan, as amended. The purpose of the grant was to mitigate the financial impact on Mr. Lonstein for having provided options at $25.00 per share on 750,000 shares of the Company's common stock owned by him to those purchasers (including their successors and assigns) under a certain Securities Purchase Agreement dated as of April 7, 2000 between the Company and such purchasers.

Generally, the Company will pay compensation to executive officers qualifying for a tax deduction pursuant to Section 162(m) of the Code. In certain instances, however, stock options awarded to executive officers may be Incentive Stock Options as defined in Section 422 of the Code and will not give rise to a tax deduction if the recipient adheres to the requirements of Section 422.

Pursuant to the terms of the employment agreement with Mr. Lonstein, the Company has a deferred compensation arrangement to provide for lifetime pension benefits of $180,000 annually. For 2005, the Company recognized deferred compensation expense of $196,854 in connection with this arrangement. The Company will recognize a tax deduction in connection with this arrangement as and when the benefits are paid.

Based on the individual experience of its members, the Options and Compensation Committee believes the compensation for each Named Executive Officer for 2005 was reasonable based on each executive officer's experience, level of responsibility, and the contributions made and expected to be made by each to the Company. See "Employment Agreements" for a description of the employment agreements between the Company and each of Messrs. Lonstein, Wallach, and Luebke.

Options and Compensation Committee

Kathleen A. Perone  (Chairperson)
Peter J. DaPuzzo
Howard L. Waltman


EBITDA

EBITDA represents net income before interest, taxes, depreciation and amortization. The Committee considers such information an important supplemental measure of the Company's performance and believes this metric is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with comparable market capitalization, many of which present EBITDA when reporting their results. The Committee recognizes that (1) the Company's credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence; (2) EBITDA is also used by prospective and current lessors as well as potential lenders to evaluate potential transactions with the Company; and (3) EBITDA is also used by us to evaluate and price potential acquisition candidates.

EBITDA has limitations as an analytical tool and should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and
(c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of the Company's performance. The Company compensates for these limitations by relying primarily on the Company's GAAP results and using EBITDA only on a supplemental basis.


The reconciliation of EBITDA with net income for the years ended December 31, 2005 and 2004, respectively, is as follows (in thousands):

                                            Twelve Months Ended December 31,
                                     -------------------------------------------
                                              2005                    2004
                                     --------------------    -------------------
Net income (loss)                     $            2,573      $          19,963
Add (deduct):
  Income tax provision (benefit)                   2,152                (12,539)
  Net interest expense                             6,214                  5,457
  Depreciation and amortization                   11,146                  8,679
                                        -----------------       ----------------
EBITDA                                $           22,085      $          21,560
                                        =================       ================

Free Cash Flow

Free Cash Flow ("FCF") is defined as cash flow from operations less cash disbursed for capital expenditures. The Company considers FCF because it considers such information an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with comparable market capitalization as the Company, many of which present FCF when reporting their results.

FCF has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These limitations include that FCF excludes other significant cash flows, such as principal payments on debt. Because of these limitations, FCF should not be considered as a principal indicator of the Company's performance. The Company compensates for these limitations by relying primarily on the Company's GAAP results and using FCF only on a supplemental basis.

The reconciliation of cash flows provided by operations with free cash flow for the years ended December 31, 2005 and 2004, respectively, is as follows (in thousands):

                                          Twelve Months Ended December 31,
                                         ----------------------------------
                                               2005               2004
                                         ----------------    --------------
Cash flow provided by operations         $      21,944       $       6,316
Less:
   Purchases of property and equipment
     including software costs deferred          (5,262)             (1,823)
                                         ----------------    --------------
Free Cash Flow                           $      16,682       $       4,493
                                         ================    ==============

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 21, 2003, the Company sold 9,739,111 shares of common stock and five year warrants to purchase 3,408,689 shares of common stock for a net aggregate amount of approximately $69,942,000. The warrants have an exercise price of $7.86 per share and expire in October 2008. The private stock offering was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933. The net proceeds of the private stock offering were principally used to fund the redemption of preferred stock and warrants outstanding, the repayment of Debentures discussed below, and to pay related fees and expenses. The remainder of the proceeds was used for working capital purposes. On February 12, 2004, a Registration Statement on Form S-3, filed by the Company naming the private stock offering investors as selling shareholders, was declared effective. The Company will not receive any proceeds from any sales of stock under this registration statement. Of the named beneficial stockholders, Janus, Jack Silver, Federated, and Potomac Capital Management hold an aggregate of 1,181,941 of the 1,877,595 warrants remaining unexercised from this transaction. Exercise of these warrants is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by any holder and its affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

On January 21, 2005, Mr. Lonstein was awarded a fully vested, nonqualified option to acquire 750,000 shares of the Company's common stock at $25.00 per share. The average of the high and low prices for one share of the Company's common stock on the date of the grant was $16.995. The award was made pursuant to the 2002 Plan. The purpose of the grant was to mitigate the financial impact on Mr. Lonstein for having provided options at $25.00 per share on 750,000 shares of the Company's common stock owned by him to the purchasers (including their successors and assigns) of the preferred stock and warrants. As noted in the previous paragraph, the preferred stock and warrants were repurchased and cancelled, but the options on Mr. Lonstein's shares remain in force.

On February 1, 2002, the Company issued $10,000,000 of Senior Subordinated Debentures (the "Debentures") and warrants to purchase, initially, 2,000,000 shares of the common stock of the Company (the "Camden Warrants") (subject to adjustments as discussed below) to various funds controlled by the Camden Entities. The exercise price of the Camden Warrants is $5.86 per share and they expire on January 31, 2007. Camden Warrants could be cancelled, in part, upon the prepayment of the Debentures. On October 21, 2003, the Company repaid the all the Debentures and interest accrued through that date, and also cancelled 937,500 of the Camden Warrants. On April 27, 2006, two of the Camden Entities exercised their warrants for 478,126 shares.

In July 2004, the Company completed a private offering of $72 million aggregate principal amount of 4.0% Convertible Senior Notes due July 15, 2024 (the "Notes"). Approximately $40 million of the net proceeds from this offering were used to repay outstanding term loans. The remaining balance was used to fund acquisitions and for general corporate purposes. Net proceeds to the Company after discount and fees were approximately $69 million. Interest on the Notes is payable semi-annually in arrears beginning on January 15, 2005.

At the initial conversion price of $15.36, the $72,000,000 of Notes were convertible into 4,687,500 common shares. The Notes and the shares of common stock into which they may be converted may be resold pursuant to a registration statement on Form S-3 that became effective in August 2004. After the effective date of the registration statement and prior to the end of the 18th month thereafter, if the market price of the Company's common stock were to be less than 68.23% ($10.48) of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period, the conversion price would immediately be reduced by 17.38% (to $12.69 initially, subject to adjustment as noted above for stock dividends, splits, etc.) (the "Reset Adjustment"); provided that (i) the Reset Adjustment shall only be applicable to Notes that have been sold or otherwise distributed pursuant to the registration statement referred to above or pursuant to Rule 144(k) under the Securities Act (and such adjustment shall apply to all such Notes, regardless of whether they are so sold or distributed before or after adjustment), and (ii) there shall be no more than one Reset Adjustment during the term of the Notes. On August 5, 2005, the Reset Adjustment was triggered. As a result of the Reset Adjustment, the number of common shares into which the Notes are convertible is 5,673,759, an increase of 986,259 shares.

The initial purchaser of the Notes described above, Lehman Brothers, Inc. ("Lehman"), received a discount of $2,520,000, representing 3.5% of the $72,000,000 principal amount of the securities. An affiliate of the initial purchaser, LBI Group, Inc. ("LBI"), who had participated in the October 2003 stock offering described above and was the beneficial owner of 2.5% of the Company's common stock prior to the offering, acquired Notes as part of the offering. Following the completion of the offering, LBI beneficially owned 5.8% and Lehman beneficially owned 4.7% of the Company's outstanding common stock. Both LBI and Lehman share the same common parent. In September 2004, Lehman sold $4,000,000 in Notes to an investor. At April 17, 2006, assuming the conversion of their Notes into shares, LBI and Lehman each beneficially owned 3.7% of the Company's outstanding common stock. The Notes were not convertible as of April 17, 2006 since certain conditions precedent to conversion had not been satisfied. 5% beneficial stockholders Lehman and Highbridge International, LLC hold an aggregate of $37,000,000 of the Notes, convertible into 2,915,681 common shares.

As of December 31, 2005, Mr. Lonstein was indebted to the Company in the amount of $100,896. This indebtedness is payable on demand and bears interest at the prime rate of interest plus 1% per annum.

As of December 31, 2005, Mr. Wallach was indebted to the Company in the amount of $110,028. This indebtedness is payable on demand and bears interest at the prime rate.

In February 2006, the amounts due from each of Mr. Lonstein and Mr. Wallach were reduced by $50,000 by applying a portion of their respective bonuses against the balance due to the Company.


CODE OF ETHICS

The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of ethics was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for December 31, 2004. The Company has posted the code of ethics on its website at www.infocrossing.com/ir_co_e.cfm. In addition, a copy of the code of ethics may be obtained by writing to Infocrossing, Inc., attention: Corporate Secretary, 2 Christie Heights Street, Leonia, NJ 07605.

STOCK PERFORMANCE GRAPH

The accompanying graph compares cumulative total stockholder return on the Company's common stock with the Nasdaq Domestic Stock Index and the Nasdaq Computer and Data Processing Services Index (SIC Code 737). The graph assumes that $100 was invested in the Company's common stock and each index on December 31, 2000.

                       [GRAPHIC REPLACED WITH CHART BELOW]

                                     STOCKHOLDER RETURN
                                      AS OF DECEMBER 31,
                        --------------------------------------------------
                        2000     2001      2002     2003     2004     2005

Company Common Stock    $100      $99      $103     $198     $276     $141

NASDAQ Domestic Index    100       79        55       82       89       91

NASDAQ Computer and
  Data Processing
  Services Index         100       81        56       73       80       83


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company, the Company believes that during the twelve months ended December 31, 2005, persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements on a timely basis. Based solely on a review of the copies of reports furnished to the Company and the results of its review to date, the Company currently believes that the following reports on Form 4 by Executive Officers and Directors were not timely filed during the twelve months ended December 31, 2005: for Ms. Perone and Messrs. DaPuzzo, Targoff, and Waltman, two reports each.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

Fees of Ernst & Young, LLP, the Company's Independent Auditors

                                             For the Years ended December 31,
                                          --------------------------------------
                                                2005                 2004
                                          -----------------    -----------------
Audit fees                                $     1,342,000      $     1,191,000
Audit-related fees - for accounting
    consultation in 2005 and due
    diligence relating to acquisitions
    in 2004                                        25,000               81,000
Tax fees - for corporate return
    preparation and tax audit support             234,000               87,000
                                             --------------        -------------
                                          $     1,601,000      $     1,359,000
                                             ==============        =============

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

Representation at the Meeting

A representative of Ernst & Young, LLP is expected to be present at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report with the Company's management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1.

In assessing the independence of the independent registered public accounting firm, the Audit Committee considered the compatibility of non-audit services with the independent registered public accounting firm's independence. The Audit Committee requires that all services of the independent registered public accounting firm be pre-approved by the Audit Committee. The Audit Committee considered whether the provision of non-audit services to the Company and the audit and non-audit fees paid to the independent registered public accounting firm are compatible with maintaining independence. On the basis of its review, the Audit Committee determined that the independent registered public accounting firm has the requisite independence.

The Audit Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on management's assessment and the effectiveness of the Company's internal control over financial reporting.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee concluded that the audited consolidated financial statements and related schedule and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the Company with the Securities and Exchange Commission.

The Audit Committee has a charter which is updated periodically. The current charter is attached as Appendix A to this Proxy Statement. The Audit Committee held six meetings during the year ended December 31, 2005 and took four actions by written consent. It is comprised solely of independent directors as defined by the Nasdaq Stock Market's listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Audit Committee

Jeremiah M. Healy, Chairman
Kathleen A. Perone,
Peter J. DaPuzzo


               PROPOSAL II - APPROVAL OF THE PROPOSAL TO AMEND THE
                            COMPANY'S 2005 STOCK PLAN

Effective as of April 27, 2006, subject to stockholder approval, the Board of Directors of the Company amended the Infocrossing, Inc. 2005 Stock Plan (the "2005 Plan"). If the amendment to the 2005 Plan is adopted, the number of shares reserved for issuance under the 2005 Plan will increase from 1,000,000 to 2,000,000.

2005 Plan Administration; Eligibility. The 2005 Plan is administered by a committee (the "Committee") consisting of at least three Directors provided, however, that the composition of such committee shall comply with applicable rules of the Securities and Exchange Commission, as may be amended from time to time, and applicable listing requirements, as may be amended from time to time.

The Committee has full power to select from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms of each award, subject to the provisions of the 2005 Plan. Persons eligible to participate in the 2005 Plan generally will be those officers, employees and Directors of the Company and consultants to the Company who are responsible for or contribute to the management, growth or profitability of the Company, as selected from time to time by the Committee.

Stock Options Granted to Employees. The 2005 Plan permits the granting of both incentive stock options ("Incentive Options") and non-qualified stock options ("Non-Qualified Options") to Company employees. The exercise price of each option shall be determined by the Committee but shall not be less than 100% of the fair market value for the shares on the date of grant.

The term of each option shall be fixed by the Committee and may not exceed 10 years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the 2005 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may also be made exercisable in installments.

Upon exercise of options, the option exercise price must be paid in full either
(i) in cash (ii) with the approval of the Committee (which may be withheld in its sole discretion) by the surrender of shares of the Company's common stock then owned by the grantee, (iii) from the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) in any combination of the foregoing, and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Incentive Option and each grantee; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law.

To qualify as Incentive Options, options must meet additional federal tax requirements, as may be amended from time to time, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Options Granted to Non-Employee Directors and Consultants. The 2005 Plan permits the granting of Non-Qualified Options to non-employee officers and Directors of the Company and to consultants to the Company. The exercise price of such Non-Qualified Options shall be determined by the Committee and shall not be less than 100% of the fair market value of the Common Stock on the date of grant.

The term of each option shall be fixed by the Committee and may not exceed 10 years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the 2005 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may also be made exercisable in installments.

Upon exercise of options, the option exercise price must be paid in full either
(i) in cash (ii) with the approval of the Committee (which may be withheld in its sole discretion), by the surrender of shares of the Company's common stock then owned by the grantee, (iii) from the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) by any combination of the foregoing and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Incentive Option and each grantee; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law.

Stock Appreciation Rights. At the discretion of the Committee, options granted under the 2005 Plan to officers, employees, Directors or consultants may include stock appreciation rights. The exercise price of each stock appreciation right shall be determined by the Committee but shall not be less than 100% of the fair market value for the underlying shares on the date of grant. Such stock appreciation rights are only exercisable with their related stock options. Upon exercise of a stock appreciation right a grantee shall be entitled to receive in stock the difference between the current fair market value of common stock and the original exercise price of the underlying stock option. Stock appreciation rights not exercised with the exercise of the underlying option, will automatically terminate.

Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock shall be determined by the Committee.

Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date on which the restrictions will lapse and the shares become vested. The Committee may at any time waive such restrictions or accelerate such dates. If a participant who holds shares of Restricted Stock terminates the relationship with the Company for any reason (including death) prior to the vesting of such Restricted Stock, the Company shall have the right to require the forfeiture of such Restricted Stock in exchange for the amount, if any, which the participant paid for them. Prior to the vesting of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 2005 Plan or in the Restricted Stock award agreement.

The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the 2005 Plan ("Unrestricted Stock"). Unrestricted Stock may be issued in recognition of past services or other valid consideration.

Adjustments for Stock Dividends, Mergers, Etc. The Committee shall make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitution or adjustments.

Tax Consequences. The Company believes that the federal income tax consequences of the options are as follows. There are no tax consequences to the grantee or the Company at the time of grant of an option or stock appreciation right. An optionee who exercises a non-qualified option will recognize compensation taxable as ordinary income (subject to withholding) in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction from income in the same amount. The optionee's basis in such shares will be increased by the amount taxable as compensation, and his capital gain or loss when he disposes of the shares will be calculated using such increased basis.

If all applicable requirements of the federal tax law or regulations, as may be amended from time to time, with respect to Incentive Options are met, no income to the optionee will be recognized and no deduction will be allowable to the Company at the time of the grant or exercise of an Incentive Option. The excess of the fair market value of the shares at the time of exercise of an Incentive Option over the amount paid is an item of tax preference which may be subject to the alternative minimum tax. In general, if an incentive stock option is exercised three months or more after termination of employment, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction in the same amount. If the shares acquired subject to the option are sold within one year of the date of exercise or two years from the date of grant, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the sale price and the Company will be entitled to a deduction from income in the same amount. Any excess of the sale price over the market value on the date of exercise will be taxed as a capital gain.

Stock appreciation rights will be treated as ordinary income, subject to withholding, to a grantee at the time of exercise in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company will be entitled to a deduction of an equivalent amount.

Shares of the Company which are not subject to restrictions and possibility of forfeiture and which are awarded to an employee under the Incentive Stock Plan will be treated as ordinary income, subject to withholding, to a grantee at the time of the transfer of the shares and the value of such awards will be deductible by the Company at the same time in the same amount. Shares granted subject to restrictions and possibility of forfeiture will not be subject to tax nor will such grant result in a tax deduction for the Company at the time of award. However, when such shares become free of restrictions and possibility of forfeiture, the fair market value of such shares at that time (i) will be treated as ordinary income to the employee and (ii) will be deductible by the Company.

The tax treatment upon disposition of shares acquired under the 2005 Plan will depend upon how long the shares have been held and on whether or not the shares were acquired by exercising an Incentive Option. There are no tax consequences to the Company upon a participant's disposition of shares acquired under the 2005 Plan, except that the Company may take a deduction equal to the amount the participant must recognize as ordinary income in the case of the disposition of shares acquired under Incentive Options before the applicable holding period has been satisfied.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2005 Plan. Moreover, no such amendment, unless approved by the stockholders of the Company, as may be required under (i) applicable rules of the Securities and Exchange Commission, as may be amended from time to time, or
(ii) if the Stock is listed on a national securities exchange or the Nasdaq system, with applicable listing requirements, as may be amended from time to time, or (iii) with respect to Incentive Stock Options, as required under applicable federal tax law or regulations, as may be amended from time to time,

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                  "FOR" THE AMENDMENT TO THE 2005 STOCK PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information, as of December 31, 2005, regarding securities authorized for issuance under the Company's 1992 Stock Option and Stock Appreciation Rights Plan, the 2002 Stock Option and Stock Appreciation Rights Plan, and the 2005 Stock Plan.

                                         -------------------------    --------------------------    --------------------------
                                         Number of Securities to          Weighted Average            Number of Securities
                                         be Issued Upon Exercise          Exercise Price of          Remaining Available for
                                          of Outstanding Options         Outstanding Options             Future Issuance
                                         -------------------------    --------------------------    --------------------------
Three qualified Stock Option Plans
  - previously approved by
  stockholders (1)                                3,685,642                      $14.37                    643,000 (2)(3)

 (1) Includes the Company's 1992 Stock Option and Stock Appreciation Rights Plan (the "1992 Plan"), the 2002 Stock Option and Stock Appreciation Rights Plan (the "2002 Plan"), and the 2005 Plan. The 1992 Plan was approved by the stockholders of the Company in September 1992. The 2002 Plan was approved by the stockholders of the Company in June 2002. The 2005 Plan was approved by the stockholders of the Company on June 13, 2005. No further grants may be made under the 1992 Plan or the 2002 Plan.

(2) The above table does not reflect the 1,000,000 additional shares that will be issuable if the amendment of the 2005 Stock Plan is approved by the stockholders pursuant to Proposal II above.

(3) Of the options available for future grant, 125,000 are reserved pursuant to an executive's employment agreement and 11,750 are reserved for promised issuances, subject to approval of the Options and Compensation Committee of the Board of Directors.

At December 31, 2005, we had reserved 3,055,095 common shares for issuance upon exercise of the following warrants: (i) 1,062,500 shares exercisable at $5.86 per share expiring January 31, 2007; (ii) 65,000 shares exercisable at $18.00 per share expiring September 16, 2010; (iii) 50,000 shares exercisable at $15.00 per share expiring January 13, 2009; and (iv) 1,877,595 shares exercisable at $7.86 per share expiring October 20, 2008.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Materials for the 2006 Annual Meeting, it must be received by the Company's Secretary at 2 Christie Heights Street, Leonia, NJ 07605, no later than January 11, 2007.

                                 OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to such other business.

The Board of Directors would appreciate the prompt return of the enclosed Proxy, signed and dated.


                                  ANNUAL REPORT

           A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
          FISCAL YEAR ENDED DECEMBER 31, 2005 WILL BE PROVIDED WITHOUT
           CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY
                 AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NJ 07605.

                                   APPENDIX A

                           AUDIT COMMITTEE CHARTER OF
                               INFOCROSSING, INC.

         The Board of Directors of Infocrossing, Inc. (the "Company") has adopted this Charter to govern the operations of the Audit Committee (the "Committee") of the Company's Board of Directors. The Committee shall review and reassess the Charter at least annually. It shall report the findings of such review and reassessment to the Company's Board of Directors at least annually. At such time, the Board of Director's will determine if any modifications to this Charter are required.

Organization of the Audit Committee

         The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and otherwise meet the independence requirements of applicable SEC and Nasdaq rules. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise. The Company's Board of Directors shall appoint one of the members as Chairperson of the Committee.

Statement of Policy

         The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and financial reporting process; the systems of internal accounting and financial controls; the annual independent audit of the Company's financial statements; and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent registered public accountants, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

         The primary responsibility of the Committee is to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent registered public accountants are responsible for auditing those financial statements. The Committee, in discharging its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set overall corporate policies for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.


     o The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the auditor regarding financial reporting and internal control-related matters) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent registered public accountants must report directly to the Committee



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     o    At least annually, the Committee shall obtain and review a report by the independent registered public accountants describing: (i) the independent registered public accountants' internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent registered public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accountants, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accountants and the Company (to assess the auditors' independence, consistent with Independence Standards Board Standard 1, as amended).

     o After reviewing the foregoing report and the independent registered public accountants' work throughout the year, the Committee shall evaluate the auditors' qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management and the Company's personnel responsible for the internal audit function, if any.

     o The Committee shall determine that the independent registered public accountants have a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under applicable SEC rules.

     o The Committee shall have a clear understanding with management and the independent registered public accountants that the independent registered public accountants are ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

     o The Committee shall have the ultimate authority and responsibility to appoint, establish the compensation for, evaluate and, where appropriate, replace the independent registered public accountants, and the independent registered public accountants shall report directly to the Committee.

     o The Committee shall review and approve the independent registered public accountants' compensation and proposed terms of their engagement.

     o The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent registered public accountants. The Committee may delegate to one or more of its members, to the extent permitted by applicable SEC and Nasdaq rules, the authority to grant pre-approvals required hereunder. The decisions of any member to whom authority is delegated to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

     o The Committee shall discuss with the independent registered public accountants the overall scope and plans for their audit, including the adequacy of staffing and budget or compensation.

     o The Committee shall review with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accountants' activities or access to requested information, and management's response. The Committee shall review any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues or internal control-related issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the independent registered public accountants to the Company that is in addition to their audit report on the effectiveness of internal control over financial reporting.

     o The Committee shall review the quarterly financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States).


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     o    The Committee shall review with management and the independent registered public accountants the annual audited financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB (United States).

     o The Committee's review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal control over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses; (ii) discussions with management and the independent registered public accountants regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods of the financial statements; (iii) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;
          (iv) consideration of the judgment of both management and the independent registered public accountants about the quality, not just the acceptability of accounting principles, and (v) the clarity of the disclosures in the financial statements.

     o The Committee shall receive and review a report from the independent registered public accountants, prior to the filing of the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

     o The Committee shall review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

     o The Committee shall review management's report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants' report on (1) management's assessment and (2) the effectiveness of internal control over financial reporting.

     o The Committee shall discuss with management, the internal auditors, if any, and the independent registered public accountants management's process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.

     o The Committee shall discuss with the independent registered public accountants the characterization of deficiencies in internal control over financial reporting and any differences between management's assessment of the deficiencies and the assessment of such deficiencies made by the independent registered public accountants. The Committee shall also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management's remediation plans are clear and complete.

     o The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.



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     o    The Committee shall discuss with management, the internal auditors, if any, and the independent registered public accountants any (1) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company's internal control over financial reporting that are required to be disclosed and (2) any other changes in internal control over financial reporting that were considered for disclosure in the Company's periodic filings with the SEC.

     o The Committee shall review with senior management the Company's overall antifraud programs and controls.

     o The Committee shall review the Company's compliance and ethics programs, including consideration of legal and regulatory requirements, and shall review with management its periodic evaluation of the effectiveness of such programs. The Committee shall review the Company's code of conduct and programs that management has established to monitor compliance with such code. The Committee shall receive any corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty by the Company.

     o The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     o The Committee shall set clear hiring policies for employees or former employees of the independent registered public accountants that meet the SEC rules and Nasdaq listing standards.

     o The Committee shall determine the appropriate funding needed by the Committee for payment of (1) compensation to the independent registered public accountants engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     o The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

     o The Committee shall prepare the audit report required by the Securities and Exchange Commission to be included in the proxy statement used in connection with the annual meeting of the Company's stockholders.

     o In order to fulfill its obligations hereunder, the Committee shall meet as often as it deems necessary. Such meetings may be conducted in person or via telephonic conferencing equipment. The Committee shall maintain written minutes of all meetings and provide copies of such minutes to the Company's Board of Directors.








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                                   APPENDIX B
                               INFOCROSSING, INC.
                       CHARTER OF THE NOMINATING COMMITTEE



1.   Mission Statement

     The Nominating Committee, (the "Committee") shall advise the full Board of Directors with respect to Board organization and identify nominees to stand for election as directors.

2.   Membership and Qualification

     The Committee shall consist of three or more individuals each of whom is an "independent director" as defined in applicable Nasdaq listing standards. The Committee members shall be elected annually by the Board for terms of one year, or until their successors shall be duly elected and qualified. A Committee Chairperson shall be elected by the full Board.

     In addition to satisfying the requirements necessary to be independent directors, each member of the Committee also shall satisfy all requirements necessary from time to time to be a "Non-Employee Director" under SEC Rule 16b-3.

3.   Meetings and Other Actions

     The Committee will meet as may be necessary to carry out its responsibilities. Meetings may be called by the Chairperson of the Committee or the Chairman of the Board of the Company. All meetings of and other actions by the Committee shall be held and taken pursuant to the Bylaws of the Company.

     Reports of meetings of actions taken at meetings or by consent by the Committee since the most recent Board meeting (except to the extent covered in an interim report circulated to the Board) shall be made by the Committee to the Board at its next regularly scheduled meeting following the Committee meeting or action.

4.   Goals, Responsibilities and Authority

     In carrying out its mission, the Committee shall have the following goals, responsibilities, and authority:

     Board of Directors

     a. Evaluate periodically the desirability of and recommend to the Board any changes in the size and composition of the Board.

     b. Select nominees for directors, except as may be required by contract, in accordance with the general and specific criteria set forth below or determined as provided below:

          o General Criteria. The number of independent directors should be at least equal to the number that would satisfy applicable Nasdaq rules. Such independent directors should have appropriate skills, experience, and other characteristics to provide qualified persons to fill all Board committee positions required to be filled by independent directors. Certain executive officers generally should serve as directors. Each director should:

               - Be of high character and integrity and have an inquiring mind, vision, a willingness to ask hard questions, and the ability to work well with others;



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               -    Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

               - Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member; and

               - Have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

          o Specific Criteria. In addition to the foregoing general criteria, the Nominating Committee shall develop, reevaluate at least annually, and modify as appropriate a set of specific criteria outlining the skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), particular areas of expertise, specific backgrounds, and other characteristics that should be represented on the Board to enhance the effectiveness of the Board and Board committees.

               - These specific criteria should take into account any particular needs of the Company as determined by the Board.

     c. Evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection (or that the Board elect such individual on an interim basis) as a director based on the extent to which such individual meets the general criteria above and will contribute significantly to satisfying the overall mix of specific criteria identified above and remedying any deficiencies therein.

          o Each annual decision to re-nominate incumbent directors should be based on a careful consideration of each such individual's contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions, and the Company's changing needs.

     d. Seek potential director candidates who will strengthen the Board and remedy any perceived deficiencies in the specific criteria identified above. This should include establishing procedures for soliciting and reviewing potential nominees from directors and shareholders and for advising those who suggest nominees of the outcome of such review.

     e. Submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of shareholders or at other times due to Board expansion, resignations, retirements, or otherwise.

5.   Additional Resources

     The Committee shall have the right to use reasonable amounts of time of the Company's internal and independent accountants, internal and outside lawyers, and other internal staff and also shall have the right to hire independent compensation experts, lawyers, and other consultants to assist and advise the Committee in connection with its responsibilities.



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                                  FORM OF PROXY
                                      FRONT

                                      PROXY

                               INFOCROSSING, INC.
                  PROXY FOR THE ANNUAL MEETING ON JUNE 15, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Zach Lonstein and Robert B. Wallach proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Infocrossing, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Thursday, June 15, 2006 at 9:00AM local time, and at any adjournments thereof, (the "Meeting") as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

       (Continued, and to be marked, dated and signed, on the other side)


                                  FORM OF PROXY
                                     REVERSE

                                      PROXY

THIS PROXY WILL BE VOTED, AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW IS RECOMMENDED BY THE BOARD
                                  OF DIRECTORS


I.  ELECTION OF DIRECTORS                     II.  PROPOSAL to increase the
                                              number of authorized shares of
FOR the election of Peter J. DaPuzzo          common stock reserved for issuance
and Howard L. Waltman               [ ]       under the Company's 2005 Stock
                                              Plan to 2,000,000 from 1,000,000.
WITHHOLD authority to vote for
all Nominees                        [ ]       FOR PROPOSAL II                [ ]

To withhold authority to vote                 AGAINST PROPOSAL II            [ ]
for any individual Nominee,
write that Nominee's name                     ABSTAIN FROM PROPOSAL II       [ ]
name in the space below.
                                              III. In their descretion, the
---------------------------------------       Proxies are authorized to vote
                                              upon such other business as may
                                              properly come before the Meeting.




Signature                       Signature                         Date
         -----------------------         -------------------------    ----------
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.